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                                                                 Exhibit 4.8

                          CERTIFICATE OF ELIMINATION
                                    OF THE
                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      OF

                         IMCLONE SYSTEMS INCORPORATED


                  Pursuant to Section 151(g) of the General
                   Corporation Law of the State of Delaware


                  I, Samuel D. Waksal, President and Chief Executive Officer, of IMCLONE SYSTEMS INCORPORATED, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

                  1. The voting powers, designations, preferences, and the relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions of the Series A Convertible Preferred Stock were provided for in resolutions adopted by the Board of Directors of the Corporation on December 3, 1997 pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation. A certificate setting forth said resolutions was filed with the Secretary of State of the State of Delaware on December 3, 1997 pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

                  2. The Board of Directors of the Corporation has adopted the following resolutions:

                  WHEREAS, pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate of Designations") filed with the office of the Secretary of State of the State of Delaware on December 3, 1997, the Corporation established the voting powers, designations, preferences and the relative, participating, optional or other rights of, and the qualifications, limitations and restrictions of said series of shares of stock (the "Series A Convertible Preferred Stock"); and

                  WHEREAS, this Board of Directors deems it desirable and in the best interests of the Corporation and its stockholders to eliminate from the Certificate of Incorporation of the Corporation all matters set forth in the Certificate of Designations with respect to the Series A Convertible Preferred Stock;


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                  NOW, THEREFORE, BE IT RESOLVED, that none of the authorized shares of Series A Convertible Preferred Stock of the Corporation is outstanding; and;

                  FURTHER RESOLVED, that none of the authorized shares of Series A Convertible Preferred Stock of the Corporation will be issued subject to the Certificate of Designations; and

                  FURTHER RESOLVED, that the proper officers of the Corporation be and hereby are authorized and directed to file a Certificate of Elimination setting forth these resolutions with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware for the purpose of eliminating from the Certificate of Incorporation of the Corporation all reference to the Series A Convertible Preferred Stock.

                  3. Accordingly, all matters set forth in the Certificate of Designations with respect to the Series A Convertible Preferred Stock be, and they hereby are, eliminated from the Certificate of Incorporation of the Corporation.



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                  IN WITNESS WHEREOF, the Corporation has caused this
certificate to be signed by a duly authorized officer this 15th day of February, 2002.


                                    IMCLONE SYSTEMS INCORPORATED


                                    By: /s/ SAMUEL D. WAKSAL
                                         ------------------------------
                                         Name:  Samuel D. Waksal
                                         Title: President and
                                                Chief Executive Officer


Attest:



     /s/ DANIEL S. LYNCH
------------------------------------
Name:    Daniel S. Lynch
Title:   Senior V.P. Finance and CFO